SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)

                           INFORMATION REQUIRED IN
                               PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ] Preliminary proxy statement

[X] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             WOLOHAN LUMBER CO.
               (Name of Registrant as Specified in Its Charter)

                             WOLOHAN LUMBER CO.
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies: ______
        ______________________________________________________________________

    (2) Aggregate number of securities to which transactions applies: ________
        ______________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:* _________________________________
        ______________________________________________________________________

    (4) Proposed maximum aggregate value of transaction: _____________________
        ______________________________________________________________________
________________
* Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid: _____________________________________________

     (2) Form, schedule or registration statement no.: _______________________

     (3) Filing party: _______________________________________________________

     (4) Date filed: _________________________________________________________

                            WOLOHAN LUMBER CO.

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              APRIL 27, 1995

To The Stockholders Of
Wolohan Lumber Co.:

      Notice is Hereby Given that the Annual Meeting of Stockholders of Wolohan Lumber Co. will be held on Thursday, the 27th day of April, 1995, at 2:00 P.M., Local Time, at the Second National Bank Building, 101 North Washington Avenue, Saginaw, Michigan for the following purposes:

      1. To elect a Board of eight Directors of the Company to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

      2.   To approve the Stock Option Plan for Non-Employee Directors;
           and

      3. To transact such other business as may properly come before the meeting or any adjournments thereof.

      The close of business on March 1, 1995 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting or any adjournments thereof. Stockholders are requested to date, sign and mail the enclosed proxy promptly in the enclosed addressed envelope. If you should be present at the meeting and desire to vote in person, you may withdraw your proxy.

                                  By Order of the Board of Directors,

                                     Robert F. Anderson, Secretary

March 28, 1995

                            WOLOHAN LUMBER CO.
                            1740 Midland Road
                         Saginaw, Michigan 48603

                             PROXY STATEMENT

                      ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of                                      March 28, 1995
Wolohan Lumber Co.:

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Wolohan Lumber Co. (the "Company"), from the holders of the Company's Common Stock to be used at the Annual Meeting of Stockholders and at any adjournments thereof. This meeting will be held at 2:00 P.M., Local Time, on Thursday, April 27, 1995, at the Second National Bank Building, 101 North Washington Avenue, Saginaw, Michigan.

      Any proxy given pursuant to this solicitation may be revoked by notice in writing to the Secretary prior to the voting or by delivering a proxy bearing a later date. Unless the proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or any adjournment thereof. The giving of the proxy does not affect the right to vote in person should the stockholder attend the meeting.

      The Board of Directors in accordance with the By-Laws has fixed the close of business on March 1, 1995 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournments thereof. At the close of business on such date the outstanding number of voting securities of the Company was 7,156,488 shares of Common Stock, each of which is entitled to one vote. All votes will be tabulated by employees of State Street Bank and Trust Company, the Company's transfer agent for the Common Stock. Abstentions and broker non-votes are each included in the determination of the number of shares present. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                            SECURITY OWNERSHIP

MANAGEMENT

      The following table sets forth, as of February 3, 1995, the number of shares of the Company's Common Stock beneficially owned by each of its directors, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group.

    Name of Individual        Number        Percent
         or Group          of Shares(1)    of Class
Robert F. Anderson.......       48,899(2)     *
Hugo E. Braun, Jr........        8,470        *
Leo B. Corwin............          400        *
David G. Honaman.........       41,364(2)     *
F. R. Lehman.............        1,413        *
Thomas M. Ostrander......       11,457(2)     *
David F. Wallace.........       10,000        *
Ervin E. Wardlow.........          605        *
James L. Wolohan.........    1,475,119(3)    20.6
Richard V. Wolohan.......       79,623        1.1
All Directors and
 Executive Officers as a
 Group (10 persons)......    1,677,350(4)    23.4

* Less than one percent

(1) The number of shares shown in the table does not include 21,491 shares owned by spouses and children where beneficial ownership is disclaimed.

(2) The number of shares shown in the table includes as to Robert F. Anderson, David G. Honaman and Thomas M. Ostrander 10,000 shares of Common Stock each issuable upon the exercise of stock options.

(3) The number of shares of Common Stock shown in the table as beneficially owned by James L. Wolohan includes 70,506 shares which he owns in his own name, 20,000 shares issuable upon the exercise of stock options, 1,573 shares which he holds as custodian and 1,383,040 shares which he holds with Michael J. Wolohan as Co-Trustee of three trusts.

(4) Includes 1,384,613 shares which directors and officers (including James L. Wolohan) hold as trustees or in other fiduciary capacities but does not include shares held by family members in their own right or in other trusts for the benefit of family members where beneficial ownership is disclaimed by the director or officer.

CERTAIN BENEFICIAL OWNERS

      The following table sets forth the holdings of Common Stock of the Company as of February 3, 1995, with respect to each person who was known by the Company to own beneficially more than five per cent of the Common Stock of the Company:

            Name of                                          Number       Percent
       Beneficial Owner                                   of Shares(1)    of Class
Michael J. Wolohan and James L. Wolohan as
 Co-Trustees of three Trusts............................  1,384,613(2)      19.4
Timothy W. Wolohan Family..............................     630,649(3)       8.8
6 Pinehurst Lane
Cincinnati, Ohio 45208..................................
The State Teachers Retirement Board of Ohio............     478,090(4)       6.7
275 East Broad Street
Columbus, Ohio 43215....................................
Mitchell Hutchins Institutional Investors Inc...........    376,512(4)       5.3
1285 Avenue of the Americas
New York, New York 10019................................

(1) Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power.

(2) In addition, Michael J. Wolohan owns 121 shares; James L. Wolohan owns 70,506 shares, is custodian of an account which holds 1,573 shares and holds stock options to purchase 20,000 shares.

(3) These shares are held as follows: 314,706 shares are owned by Timothy W. Wolohan; 14,609 shares are held by Timothy W. Wolohan as custodian; 35,332 shares are held by Timothy W. Wolohan as Co-Trustee of two trusts; 136,572 shares are owned by Georgine Wolohan, the wife of Timothy W. Wolohan; 5,959 shares are held by Georgine Wolohan as custodian; and 123,471 shares are held by Timothy W. Wolohan and Georgine Wolohan as Co-Trustees of two trusts.

(4) Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission.

                          ELECTION OF DIRECTORS

      The By-Laws of the Company provide that the number of directors shall be determined by the Board of Directors and shall not be less than five nor more than nine. The Board of Directors has fixed at eight the number of directors to be elected at the meeting to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote such proxy for the election of the nominees hereinafter named as directors.

      The proposed nominees for election as directors are willing to be elected as such. If, as a result of circumstances not now known or foreseen, any of such nominees shall be unavailable or unwilling to serve as a director, proxies may be voted for the election of such other person or persons as the Board of Directors may select. Directors are elected by a plurality of votes which are present in person or represented by proxy at the meeting.

                 INFORMATION ABOUT NOMINEES AS DIRECTORS

      The following information is furnished with respect to each person nominated for election as a director, each of whom is presently a director of the Company.

                                                                 Has
                                                               Served
                                Principal Occupation and         as
                                 Directorships in Other       Director
 Name and Age of Nominee      Publicly Owned Companies(1)       Since
Richard V. Wolohan, 79...  Formerly Chairman of the Board of
                           the Company......................    1964
Robert F. Anderson, 62...  Executive Vice President and
                           Secretary of the Company.........    1978
David F. Wallace, 71.....  Formerly Chairman of the Board of
                           the Company......................    1980
Ervin E. Wardlow, 73.....  Formerly President and a director of Kmart Corporation. Director of
                           Discount Auto Parts Co...........    1981
Hugo E. Braun, Jr., 62...  Partner, Braun Kendrick
                           Finkbeiner, Attorneys-at-law.
                           Director of Citizens Banking
                           Corporation......................    1984
James L. Wolohan, 43.....  Chairman of the Board, President
                           and Chief Executive Officer of
                           the Company. Director of Jacobson
                           Stores, Inc......................    1986
F. R. Lehman, 69.........  Formerly Vice President of Dow
                           Chemical U.S.A., General Manager
                           of the Michigan Division.
                           Director of Dolco Packaging Corp.    1989
Leo B. Corwin, 60........  President, Txcor, Inc............    1992

(1) Each of the directors has had the same principal occupation during the past five years except as follows: Mr. Corwin retired on February 1, 1992 after serving for a period of three years as Senior Vice President of Merchandising for Builders Square, Inc. Prior thereto he was Director of the International Import Department of Kmart Corporation.

      James L. Wolohan is the son of Richard V. Wolohan. The law firm of Braun Kendrick Finkbeiner, of which firm Hugo E. Braun, Jr. is a partner, performs legal services for the Company.

      The Company maintains banking relationships in the ordinary course of business with Second National Bank of Saginaw, a subsidiary of Citizens Banking Corporation, of which Hugo E. Braun, Jr. is a director.

MEETINGS AND COMMITTEES

      The Board of Directors held four meetings during 1994.

      The Company has a standing Audit Committee, Compensation Committee and Management Review Committee of the Board of Directors.

      The members of the Audit Committee for 1994 were Hugo E. Braun, Jr., Chairman, Leo B. Corwin, F. R. Lehman, Ervin E. Wardlow, David F. Wallace, and Richard V. Wolohan. The Audit Committee, which met four times during 1994, recommends the appointment, subject to approval by the Board of Directors, of the Company's independent accountants. The Committee also reviews the accounting principles and the financial reporting practices adopted by management, the non-audit services performed by the independent accountants, and approves the fees paid to the independent accountants.

      The members of the Compensation Committee for 1994 were F. R. Lehman, Chairman, and Hugo E. Braun, Jr. The Compensation Committee met four times during 1994. The Committee reviews and recommends to the Board of Directors the compensation of officers of the Company, examines periodically the compensation structure of the Company and administers the Company's 1991 Long-Term Incentive Plan.

      The members of the Management Review Committee for 1994 were F. R. Lehman, Chairman, Hugo E. Braun, Jr., Leo B. Corwin, David F. Wallace, Ervin E. Wardlow, and Richard V. Wolohan. This Committee met four times during 1994. Among its various responsibilities, the Committee recommends nominees for election as directors at the Annual Meeting of Stockholders and individuals to fill vacancies which may occur between annual meetings. The Committee will consider as potential nominees persons recommended by stockholders. Such recommendations should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies such person for consideration, and a statement that such person has agreed to serve if nominated and elected.

COMPENSATION OF DIRECTORS

      Directors who are not full-time employees received a fee of $12,000 for 1994, plus reimbursement for travel expenses to attend meetings of the Board of Directors. During 1994 Mr. Corwin was paid $40,000 for consulting services rendered to the Company.

                      COMPENSATION COMMITTEE REPORT

      The Compensation Committee of the Board of Directors (the "Committee") is composed of two outside directors and is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the chief executive officer and each of the other executive officers of the Company.

      The Committee has available to it an outside compensation consultant and access to independent compensation data.

      The Company's compensation policy for officers is designed to support the overall objective of enhancing value for stockholders by attracting, developing, rewarding, and retaining highly qualified and productive individuals; relating compensation to both Company and individual performance; and ensuring compensation levels that are externally competitive and internally equitable.

      The key elements of the Company's officers compensation consist of base salary, potential bonus awards under the Cash Profit Sharing/Incentive Program based on overall Company performance and the award of Performance Shares and stock options under the Long-Term Incentive Plan which give the officers the opportunity to earn long-term stock based incentives. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Wolohan, the Company's chief executive officer, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual.

BASE SALARY

      Each officer's salary is reviewed annually. In determining appropriate salary levels, consideration is given to scope of responsibility, experience, Company and individual performance as well as pay practices of other companies relating to executives of similar responsibility.

      With respect to the base salary of Mr. Wolohan in 1994, consideration was given to a comparison of base salaries of chief executive officers of peer companies, and an assessment of Mr. Wolohan's individual performance. Mr. Wolohan was granted a base salary of $205,667 for 1994, an increase of 11.2% over his $183,300 base salary for 1993.

CASH PROFIT-SHARING/INCENTIVE PROGRAM

      The Company has a Cash Profit Sharing/Incentive Program under which it distributes to all employees, including officers, a percent of its profits before taxes and other adjustments. The program is composed of two parts, with one part based on the Company's earnings per share and the other based on cash sales improvement. All participants in the program are assigned a grade level indicative of the level of responsibility of the job which defines the range of their base salary. Accelerated percentages of the profits are guaranteed to the participants if earnings per share and cash sales reach certain specified amounts assigned to the participant's grade level. Unless otherwise determined by the Compensation Committee, no payments are made under the program unless a specific base earnings per share amount is met.

LONG-TERM INCENTIVE PLAN

      The purpose of the Long-Term Incentive Plan of the Company is to:
(i) strengthen the commonality of interest between management and the Company's stockholders, (ii) provide strong incentives and rewards for key employees to accomplish the Company's long term goals and objectives,
(iii) attract and retain employees of high caliber and ability, and (iv) offer, in combination with base salaries, other incentives, and benefits, a comprehensive and competitive total compensation program. The Plan provides for the award of Performance Shares as well as stock options.

      Performance Shares. The program for 1994 was composed of seven tiers with each participant assigned to a tier upon the basis of the participant's salary grade level. Performance Shares are based on earnings per share and/or individual performance objectives. For each grade level there is specified the number of Performance Shares which will be awarded a participant if specified earnings per share and/or individual performance objectives are achieved. No payment is made under the program unless a specified base earnings per share amount is met.

      Stock Options. Under the Long-Term Incentive Plan, stock options may be granted, from time to time, to officers and key employees of the Company. The number of options granted is determined by subjective evaluation of the person's ability to influence the Company's long-term growth and profitability. Stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant. In 1994, Mr. Wolohan was granted options to purchase 20,000 shares at an exercise price of $14 3/8 per share.

      The Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and stockholder interest. As performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The Committee believes that compensation levels during 1994 adequately reflect the Company's compensation goals and policies.

                                                Compensation Committee

                                                 F. R. Lehman, Chairman
                                                 Hugo E. Braun, Jr.

                          EXECUTIVE COMPENSATION

      The following table sets forth information with respect to the Chief Executive Officer and the most highly compensated executive officers of the Company whose total compensation exceeded $100,000 during 1994.

SUMMARY COMPENSATION TABLE

                                                                     Long-Term
                                                                    Compensation
                                           Annual Compensation(1)      Awards
                                          -----------------------   ------------
                                                                     Number of
                                                                     Securities
           Name and                                                  Underlying
           Principal                                        Bonus     Options/       All Other
           Position                        Year   Salary     (2)     Granted(3)   Compensation(4)
           --------                        ----   ------    -----    ----------   ---------------
James L. Wolohan                           1994  $205,667  $59,502     20,000         $16,093
  Chairman of the Board,                   1993   183,300   22,200      -0-            12,659
  President and Chief Executive Officer    1992   170,000   66,300      -0-            40,016

Robert F. Anderson                         1994   108,092   25,850     10,000          10,797
  Executive Vice President and Secretary   1993    94,667    9,700      -0-             8,763
                                           1992    90,000   29,250      -0-            12,722

David G. Honaman                           1994   108,092   25,850     10,000           7,921
  Vice President -- Marketing and          1993    94,667    9,700      -0-             5,706
  Merchandising                            1992    90,000   29,250      -0-             9,691

Thomas M. Ostrander                        1994   108,092   25,850     10,000           5,949
  Vice President -- Operations             1993    94,667    9,700      -0-             3,930
                                           1992    81,250   24,321      -0-             6,761

(1) The aggregate amount of perquisites and other personal benefits for any named executive does not exceed $50,000 or 10% of the total of annual salary and bonus for any such named executive, and is therefore, not reflected in the table.

(2) Amounts paid under the Cash Profit Sharing Plan.

(3) Represents the number of stock options granted under the Company's 1991 Long-Term Incentive Plan.

(4) This column includes the Company's contributions to the Deferred Profit Sharing Plan and Supplemental Executive Retirement Program as well as dividends paid on outstanding Performance Shares under the Company's Long-Term Incentive Plans. The Company's 1994 contribution to the Deferred Profit Sharing Plan was as follows: Mr. Wolohan -- $6,544; Mr. Anderson -- $5,334; Mr. Honaman -- $5,514 and Mr.
    Ostrander -- $5,321. It also includes for Mr. Wolohan a contribution in 1994 to the Supplemental Executive Retirement Program of $3,601 as well as dividends paid on outstanding Performance Shares during 1994 under the Company's Long-Term Incentive Plans as follows: Mr. Wolohan -- $5,948; Mr. Anderson -- $5,463; Mr. Honaman --$2,407; and Mr.
    Ostrander -- $628.

LONG-TERM INCENTIVE PLAN -- AWARDS IN 1994

      The following table sets forth information with respect to awards of Performance Shares under the 1991 Long-Term Incentive Plan during 1994 to the following persons named in the Summary Compensation Table.

                                                Performance or            Estimated
                                Number of     Other Period Until        Future Payouts
                               Performance        Maturation      --------------------------
            Name              Shares Awarded     or Payout(1)     Threshold  Target  Maximum
            ----              --------------   -----------------  ---------  ------  -------
James L. Wolohan............      2,380           12/31/2004        2,380    2,380    2,380
Robert F. Anderson..........      1,582           12/31/2004        1,582    1,582    1,582
David G. Honaman............      1,582           12/31/2004        1,582    1,582    1,582
Thomas M. Ostrander.........      1,582           12/31/2004        1,582    1,582    1,582

(1) These Performance Shares may be fully earned by December 31, 1999 and shall be deliverable to the participant on December 31, 2004.

      All Performance Shares shall be earned by a participant based on the achievement of performance goals and/or individual performance objectives at the end of the stated performance period and the participant's continued employment after such period. Such shares as to which performance goals and/or individual performance objectives have been met shall be deemed earned by the participant in increments of twenty percent per year for each year after the end of the stated performance period, so that by the end of the fifth year after the end of the stated performance period, the participant will have fully earned the Performance Shares.

      Performance Shares shall be distributed to participants in the form of one share of the Company's Common Stock for each Performance Share earned. In lieu of immediate issuance of shares of Common Stock upon being earned, the Committee shall defer the delivery of such shares for a period of five years after the date all of the Performance Shares become 100% earned; provided, however, in the event of termination of employment by the participant during such five year period, all such shares not yet distributed shall be delivered to or on behalf of the participant.

      Under the prior Long-Term Incentive Plan which terminated on December 31, 1990 except as to Performance Shares outstanding thereunder, the above named officers are vested with the following number of Performance Shares having the following aggregate values based on the last sales price of the Common Stock of the Company on the NASDAQ National Market System on December 31, 1994: Mr. Wolohan -- 13,039 shares -- $195,585; Mr. Anderson --18,010 shares -- $270,150; Mr. Honaman -- 7,095 shares -- $106,425; and Mr. Ostrander --743 shares -- $11,145.

      Under the 1991 Long-Term Incentive Plan the above officers are vested with the following number of Performance Shares having the following aggregate values as determined above on December 31, 1994:
Mr. Wolohan -- 900 shares -- $13,500; and Messrs. Anderson, Honaman and Ostrander -- 600 shares each -- $9,000. Mr. Wolohan has 4,150 shares with a value of $62,250 as of December 31, 1994 which are not vested and Messrs. Anderson, Honoman and Ostrander have 2,482 unvested shares each valued at $37,230 at such date.

      Shares of the Company's Common Stock as to which performance goals and/or individual performance objectives have been met have full dividend rights with respect to dividends declared after such goals and/or objectives have been met, with such dividends being paid directly to the participant.

OPTIONS/SAR GRANTS DURING 1994

      The following table sets forth information on stock options granted during 1994 under the Company's 1991 Long-Term Incentive Plan to the executive officers named in the Summary Compensation Table.

                                     Individual Grants
                       ----------------------------------------------
                                     Percent of                          Potential Realizable
                                       Total                            Value at Assumed Rates
                       Number of    Options/SARS                            of Stock Price
                       Securities    Granted to   Exercise              Appreciation for Option
                       Underlying    Employees     Price                        Term(4)
                      Options/SARS     during       Per     Expiration  ----------------------
        Name           Granted(1)     1994(2)     Share(3)     Date         5%          10%
        ----          ------------   ---------    -------   ---------   ----------  ----------
James L. Wolohan....     20,000         23         $14.38   4/28/2004     $23.44       $37.24
Robert F. Anderson..     10,000         11.5        14.38   4/28/2004      23.44        37.24
David G. Honaman....     10,000         11.5        14.38   4/28/2004      23.44        37.24
Thomas M. Ostrander.     10,000         11.5        14.38   4/28/2004      23.44        37.24

(1) The 1991 Long-Term Incentive Plan does not provide for the grant of SARs.

(2) The Company granted options aggregating 87,000 shares to officers and key employees during 1994.

(3) The exercise price may be paid by delivery of already-owned shares.

(4) As required by rules of the Securities and Exchange Commission, potential values stated are based on the prescribed assumption that the Company's Common Stock will appreciate in value from the date of grant to the end of the option term at annualized rates of 5% and 10% (total appreciation of 63% and 159%) respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Company's Common Stock.

AGGREGATED OPTION EXERCISES DURING 1994 AND 1994 YEAR-END OPTION VALUES

      The following table sets forth certain information on stock options exercised during 1994 by the executive officers named in the Summary Compensation Table along with the number and dollar value of options remaining unexercised at December 31, 1994 and the value of such options at December 31, 1994.

                                                      Number of
                                                Securities Underlying        Value of Unexercised
                           Shares    Value       Unexercised Options      In-the-Money Stock Options
                          Acquired  Realized     at December 31, 1994        at December 31, 1994
                             on        at     --------------------------  --------------------------
       Name               Exercise  Exercise  Exercisable  Unexercisable  Exercisable  Unexercisable
       ----               --------  --------  -----------  -------------  -----------  -------------
James L. Wolohan........    -0-       -0-       20,000          -0-         $12,400         -0-
Robert F. Anderson......    -0-       -0-       10,000          -0-           6,200         -0-
David G. Honaman........    -0-       -0-       10,000          -0-           6,200         -0-
Thomas M. Ostrander.....    -0-       -0-       10,000          -0-           6,200         -0-

PERFORMANCE GRAPH

      The following graph compares the change in the Company's cumulative total stockholder return on its Common Stock with the NASDAQ Stock Market (U.S. Companies) and the NASDAQ Retail Trade Stocks.

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

      [EDGAR NOTE: The performance graph required by Item 402(l) of Regulation S-K appears in this position of the paper document. A copy of the performance graph on paper is being submitted to the Branch Chief in the Division of Corporation Finance. A table containing the data used to create the performance graph's data points is provided below.]

                            29-Dec-89    31-Dec-90    31-Dec-91    31-Dec-92    31-Dec-93    30-Dec-94
                            ---------    ---------    ---------    ---------    ---------    ---------
Wolohan Lumber Co.            100.0         80.3        117.3        157.3        122.4        108.4
NASDAQ Stock Market
 (U.S. Companies)             100.0         84.9        136.3        158.6        180.9        176.9
NASDAQ Retail Trade Stocks    100.0         99.0        188.0        176.9        187.7        170.5

                    Assuming $100 Invested on 12/29/89
                        with Dividends Reinvested

          PROPOSED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

      The Wolohan Lumber Company Stock Option Plan for Non-Employee Directors (the "Plan") was adopted by the Board of Directors subject to approval of the Plan by the stockholders. The purposes of the Plan are to attract and retain the services of experienced and knowledgeable non-employee directors and to provide an incentive for such directors to increase their proprietary interest in the Company's long-term success and progress.

SUMMARY OF PLAN

      The following summary describes the principal features of the Plan. This summary is qualified in its entirety by reference to the specific provisions of the Plan, which will be furnished without charge to any stockholder requesting a copy.

      Number of Shares Subject to the Plan: The total number of shares of the Company's Common Stock ("Shares") which may be issued under the Plan shall not exceed 50,000 Shares. Such number of Shares shall be proportionately adjusted as a result of a reorganization, capitalization, stock split, stock dividend or similar corporate transaction. Such Shares may be either authorized and unissued shares or shares which have been reacquired by the Company.

      Administration and the Grant of Options: The Plan shall be administered by a committee (the "Committee") of not less than two persons consisting of the Chief Executive Officer of the Company and other persons designated by him who are either officers of the Company or members of the Board of Directors, none of whom is eligible to participate in the Plan. The Plan provides for the grant of options to each director who is not otherwise an employee of the Company. The Committee has the discretion to determine to which directors an option is granted, the number of Shares optioned and the terms and conditions of the option. Each director receiving an option must execute an agreement indicating his intent to continue to serve as a director of the Company for the remainder of the calendar year in which the option is granted.

      Term of Option Agreements: Options may not be exercised during the first six months of their term and may be exercised in full at one time or in part from time to time thereafter. In addition, options granted under the Plan which remain unexercised, expire on such date as determined by the Committee but in any event not later than ten years after the date of the grant or one year after the optionee ceases to be a director.

      Option Price and Payments: The option exercise price for an option granted under the Plan shall be the fair market value of the Shares covered by the option at the time the option is granted. Fair market value shall mean the closing price of the Shares quoted on the day of grant on the national market list as quoted in the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or if there is no such price published, then on the most recent preceding date on which such prices are published. Options shall be paid in full upon exercise and payments may be made in cash or, in whole or in part, in shares of the Common Stock of the Company already owned by the person exercising the option valued at the fair market value.

      Transferability: An option granted under the Plan shall not be assignable or transferable otherwise than by will or the laws of descent and distribution, provided, however, an optionee, after written notification to the Committee, may transfer an option to members of the optionee's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners. The transferee of an option shall agree to comply with and be bound by all the terms and conditions contained in the Plan.

      Tax Effects: Under current federal income tax law, a director who is granted an option will not realize taxable income by reason of such grant. However, upon the exercise of an option, the excess of the fair market value over the option price of the shares purchased will be treated as compensation and will be taxable to the director at ordinary income tax rates. The Company will be entitled to a tax deduction in the amount of any compensation income realized by the optionee.

      Termination and Amendment of the Plan: The Board of Directors may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion provided, however, that without the approval of stockholders no amendment shall increase the number of shares subject to the Plan or reduce the option price below the fair market value of the Shares subject to the option at the time the option was granted.

      On March 17, 1995 the closing price of the Common Stock on NASDAQ was $14 1/2.

REQUISITE VOTE

      The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock represented at the Annual Meeting will be required for approval of the Stock Option Plan for Non-Employee Directors.

      THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE WOLOHAN LUMBER CO. STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

                   SELECTION OF INDEPENDENT ACCOUNTANTS

      Ernst & Young has been re-appointed as independent accountants to audit the Company's financial statements for the year 1995 by the Board of Directors of the Company upon the recommendation of the Audit Committee of the Board of Directors. Representatives of Ernst & Young will be present at the Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by stockholders.

                              MISCELLANEOUS

      It is not expected that any other matters are likely to be brought before the meeting. However, if any other matters be presented, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

      The entire cost of preparing and mailing the proxy material will be borne by the Company. Solicitation of proxies will be made by mail, personally, or by telephone or telegraph, by officers, directors and regular employees of the Company. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the stockholders and the Company will reimburse such institutions for their out-of-pocket expenses incurred thereby.

      It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, whether you plan to attend or not, you are urged regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy promptly.

      Stockholders Proposals Pursuant to the General Rules under the Securities Exchange Act of 1934, proposals of stockholders intended to be presented to the 1996 Annual Meeting of Stockholders must be received by management of the Company at its executive offices on or before November 28, 1995.

                                    By Order of the Board of Directors,

                                     Robert F. Anderson, Secretary

[Form of Proxy -- Front]

                            WOLOHAN LUMBER CO.

              PROXY - SOLICITED BY THE BOARD OF DIRECTORS FOR
                      ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held April 27, 1995

The undersigned hereby appoints JAMES L. WOLOHAN and ROBERT F. ANDERSON, or either of them, with power of substitution in each, Proxies to vote all Common Stock of the undersigned in Wolohan Lumber Co., at the Annual Meeting of Stockholders to be held on April 27, 1995, and at all adjournments thereof.

- -------------------------------------------------------------------------------
  PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.
- -------------------------------------------------------------------------------
Please sign this Proxy exactly as your name appears as printed hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
- -------------------------------------------------------------------------------

 HAS YOUR ADDRESS CHANGED?              DO YOU HAVE ANY COMMENTS?

_____________________________________  ________________________________________

_____________________________________  ________________________________________

_____________________________________  ________________________________________

[Form of Proxy -- Back]

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE              With-  For All
                             For    hold   Except                                                    For   Against  Abstain
1.) Election of Directors    / /    / /     / /               2.) To approve the Stock Option        / /     / /      / /
                                                                  Plan for Non-Employee Directors.
    Nominees as Directors:
                      Richard V. Wolohan,
    Robert F. Anderson, David F. Wallace, Ervin E. Wardlow,
             Hugo E. Braun, Jr., James L. Wolohan,            3.) In their discretion, the proxies are authorized to vote
                F. R. Lehman, and Leo B. Corwin                   upon such other matters as may properly come before the
                                                                  meeting.

To withhold authority to vote for any individual nominee,
mark "For All Except" box and strike a line through the
Nominee(s) name.
                                                                  Unless otherwise specified, the Proxies are appointed
                                                                  to vote "FOR" the Election of all Directors and for the
RECORD DATE SHARES:                                               Proposal.
- ---------------------------------------------------------
/                                                       /
/                                                       /
/                   [REGISTRATION]                      /
/                                                       /
/                                                       /
- ---------------------------------------------------------

Please be sure to sign and    /                         /
date this Proxy.              / Date                    /         Mark box at right if comments or address changes    / /
- --------------------------------------------------------/         have been noted on the reverse side.
/                                                       /
/                                                       /
- ---------------------------------------------------------
    Stockholder sign here       Co-owner sign here
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

DETACH CARD                                                       DETACH CARD

                           WOLOHAN LUMBER CO.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy
Ballot.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, April 27, 1995.

Thank you in advance for your prompt consideration of these matters.


Sincerely,

WOLOHAN LUMBER CO.